Exhibit 99.1

Regal Entertainment Group Reports Results for Fiscal

Second Quarter 2015 and Declares Quarterly Dividend

Knoxville, Tennessee — July 30, 2015 — Regal Entertainment Group (NYSE: RGC), a leading motion picture exhibitor owning and operating the largest theatre circuit in the United States, today announced fiscal second quarter 2015 results.

Total revenues for the second quarter ended June 30, 2015 were $862.8 million compared to total revenues of $770.3 million for the second quarter ended June 26, 2014.  Net income attributable to controlling interest in the second quarter of 2015 was $53.4 million, which included a $3.6 million after-tax loss on extinguishment of debt, compared to $33.8 million in the second quarter of 2014, which included a $6.6 million after-tax loss on extinguishment of debt.  Diluted earnings per share was $0.34 for the second quarter of 2015 compared to $0.22 for the second quarter of 2014.  Adjusted diluted earnings per share(1) was $0.38 for the second quarter of 2015 compared to $0.27 for the second quarter of 2014.  Adjusted EBITDA(3) was $177.3 million for the second quarter of 2015 and $145.4 million for the second quarter of 2014.  Reconciliations of non-GAAP financial measures are provided in the financial schedules accompanying this press release.

Regal’s Board of Directors also today declared a cash dividend of $0.22 per Class A and Class B common share, payable on September 15, 2015, to stockholders of record on September 4, 2015.  The Company intends to pay a regular quarterly dividend for the foreseeable future at the discretion of the Board of Directors depending on available cash, anticipated cash needs, overall financial condition, loan agreement restrictions, future prospects for earnings and cash flows as well as other relevant factors.

“We are pleased to report that a healthy second quarter box office environment combined with the impact of our recent investments in luxury amenities enabled us to achieve all-time quarterly records in average ticket price, average concessions per patron and total revenues, and near-record adjusted EBITDA,” stated Amy Miles, CEO of Regal Entertainment Group. “We are also encouraged by the early third quarter box office results and remain optimistic about the prospects for the remainder of the year.”

Forward-looking Statements:

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements included herein, other than statements of historical fact, may constitute forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Important factors that could cause actual results to differ materially from the Company’s expectations are disclosed in the risk factors contained in the Company’s 2014 Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 2, 2015. All forward-looking statements are expressly qualified in their entirety by such factors.

Conference Call:

Regal Entertainment Group management will conduct a conference call to discuss second quarter 2015 results on July 30, 2015 at 4:30 p.m. (Eastern Time). Interested parties can listen to the call live on the Internet through the Investor Relations section of the Company’s website: www.REGmovies.com or by dialing 877-407-0778 (Domestic) and 201-689-8565 (International). Please dial in to the call at least 5-10 minutes prior to the start of the call or go to the website at least 15 minutes prior to the call to download and install any necessary audio software. When prompted, ask for the Regal Entertainment Group conference call. A replay of the call will be available beginning approximately two hours following the call. Those interested in listening to the replay of the conference call should dial 877-660-6853 (Domestic) or 201-612-7415 (International) and enter conference call ID # 13595835.

About Regal Entertainment Group

Regal Entertainment Group (NYSE: RGC) operates the largest and most geographically diverse theatre circuit in the United States and, as of June 30, 2015, operates 7,324 screens in 569 theatres throughout 42 states along with the District of Columbia, American Samoa, Guam and Saipan. The Company operates theatres in 46 of the top 50 U.S. designated market areas. We believe that the size, reach and quality of the Company’s theatre circuit not only provide its patrons with a convenient and enjoyable moviegoing experience, but is also an exceptional platform to realize economies of scale in theatre operations.

Additional information is available on the Company’s website at www.REGmovies.com.

Financial Contact:

Kevin Mead

Regal Entertainment Group

Vice President Investor Relations and Planning
Kevin.Mead@regalcinemas.com

865-925-9685

Media Contact:

Ken Thewes

Regal Entertainment Group

Senior Vice President and Chief Marketing Officer
865-925-9539

Regal Entertainment Group

Consolidated Statements of Income Information

For the Fiscal Quarters and Two Quarters Ended 6/30/15 and 6/26/14

(in millions, except per share data)

(unaudited)

	Quarter Ended		Two Quarters Ended
	June 30, 2015	June 26, 2014	June 30, 2015	June 26, 2014
Revenues
Admissions	$568.6	$517.0	$1,022.7	$1,006.6
Concessions	247.7	212.3	445.9	413.0
Other operating revenues	46.5	41.0	85.5	77.6
Total revenues	862.8	770.3	1,554.1	1,497.2

Operating expenses
Film rental and advertising costs	314.7	273.5	549.0	528.5
Cost of concessions	34.4	28.3	60.4	54.6
Rent expense	106.6	106.3	210.3	210.9
Other operating expenses	214.7	203.1	416.9	404.2
General and administrative expenses (including share-based compensation of $2.2 and $2.3 for the quarters ended June 30, 2015 and June 26, 2014, respectively, and $3.9 and $4.2 for the two quarters ended June 30, 2015 and June 26, 2014, respectively)	19.3	18.3	37.9	36.9
Depreciation and amortization	54.0	51.0	108.2	102.4
Net loss on disposal and impairment of operating assets and other	4.0	4.0	5.9	3.6
Income from operations	115.1	85.8	165.5	156.1

Interest expense, net	33.2	30.4	63.2	64.7
Loss on extinguishment of debt	5.7	10.5	5.7	62.4
Earnings recognized from NCM	(3.4)	(3.5)	(12.2)	(16.8)
Other, net	(7.9)	(7.8)	(17.0)	(11.0)
Income before income taxes	87.5	56.2	125.8	56.8
Provision for income taxes	34.2	22.4	49.5	24.3
Net income	53.3	33.8	76.3	32.5
Noncontrolling interest, net of tax	0.1	—	0.2	0.1
Net income attributable to controlling interest	$53.4	$33.8	$76.5	$32.6

Diluted earnings per share	$0.34	$0.22	$0.49	$0.21
Adjusted diluted earnings per share(1)	$0.38	$0.27	$0.53	$0.47
Weighted average number of diluted shares outstanding(2)	156.4	156.2	156.5	156.2

Consolidated Summary Balance Sheet Information

(dollars in millions)

(unaudited)

	As of June 30, 2015	As of January 1, 2015

Cash and cash equivalents	$267.7	$147.1
Total assets	2,590.9	2,539.5
Total debt	2,355.8	2,360.2
Total stockholders’ deficit of Regal Entertainment Group	(891.0)	(894.8)

Operating Data

(unaudited)

	Quarter Ended		Two Quarters Ended
	June 30, 2015	June 26, 2014	June 30, 2015	June 26, 2014

Theatres at period end	569	574	569	574
Screens at period end	7,324	7,349	7,324	7,349
Average screens per theatre	12.9	12.8	12.9	12.8
Attendance (in thousands)	59,078	56,085	109,683	111,221
Average ticket price	$9.62	$9.22	$9.32	$9.05
Average concessions per patron	$4.19	$3.79	$4.07	$3.71

Reconciliation of EBITDA to Net Cash Provided by Operating Activities

(dollars in millions)

(unaudited)

	Quarter Ended		Two Quarters Ended
	June 30, 2015	June 26, 2014	June 30, 2015	June 26, 2014

EBITDA	$174.8	$137.6	$297.4	$224.0
Interest expense, net	(33.2)	(30.4)	(63.2)	(64.7)
Provision for income taxes	(34.2)	(22.4)	(49.5)	(24.3)
Deferred income taxes	(9.6)	(0.6)	(12.8)	(0.5)
Changes in operating assets and liabilities	84.3	(7.6)	95.8	9.1
Loss on extinguishment of debt	5.7	10.5	5.7	62.4
Landlord contributions	3.2	0.7	14.1	1.7
Other items, net	(3.3)	(2.9)	2.1	5.2
Net cash provided by operating activities	$187.7	$84.9	$289.6	$212.9

Reconciliation of EBITDA to Adjusted EBITDA

(dollars in millions)

(unaudited)

	Quarter Ended		Two Quarters Ended
	June 30, 2015	June 26, 2014	June 30, 2015	June 26, 2014

EBITDA	$174.8	$137.6	$297.4	$224.0
Net loss on disposal and impairment of operating assets and other	4.0	4.0	5.9	3.6
Share-based compensation expense	2.2	2.3	3.9	4.2
Loss on extinguishment of debt	5.7	10.5	5.7	62.4
Earnings recognized from NCM	(3.4)	(3.5)	(12.2)	(16.8)
Cash distributions from NCM	—	2.3	19.9	23.3
Cash distributions from DCIP	2.0	—	2.0	—
Noncontrolling interest, net of tax and other, net	(8.0)	(7.8)	(17.2)	(11.1)
Adjusted EBITDA(3)	$177.3	$145.4	$305.4	$289.6

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow

(dollars in millions)

(unaudited)

	Quarter Ended		Two Quarters Ended
	June 30, 2015	June 26, 2014	June 30, 2015	June 26, 2014

Net cash provided by operating activities	$187.7	$84.9	$289.6	$212.9
Capital expenditures	(41.4)	(28.4)	(71.1)	(57.5)
Proceeds from asset sales	—	—	—	1.7
Free cash flow(3)	$146.3	$56.5	$218.5	$157.1

Reconciliation of Net Income Attributable to Controlling Interest to Adjusted Diluted Earnings Per Share

(dollars in millions, except per share data)

(unaudited)

	Quarter Ended		Two Quarters Ended
	June 30, 2015	June 26, 2014	June 30, 2015	June 26, 2014

Net income attributable to controlling interest	$53.4	$33.8	$76.5	$32.6
Loss on extinguishment of debt, net of related tax effects	3.6	6.6	3.6	39.2
Gain on sale of available for sale securities, net of related tax effects	—	(0.8)	—	(1.2)
Net loss on disposal and impairment of operating assets and other, net of related tax effects	2.5	2.4	3.6	2.2
Net income attributable to controlling interest, excluding loss on extinguishment of debt, net of related tax effects, gain on sale of available for sale securities, net of related tax effects, and net loss on disposal and impairment of operating assets and other, net of related tax effects	$59.5	$42.0	$83.7	$72.8

Weighted average number of diluted shares outstanding(2)	156.4	156.2	156.5	156.2
Adjusted diluted earnings per share(1)	$0.38	$0.27	$0.53	$0.47
Diluted earnings per share	$0.34	$0.22	$0.49	$0.21

(1)         We have included adjusted diluted earnings per share, which is diluted earnings per share excluding loss on extinguishment of debt, net of related tax effects, gain on sale of available for sale securities, net of related tax effects, and net loss on disposal and impairment of operating assets and other, net of related tax effects, because we believe it provides investors with a useful industry comparative and is a financial measure used by management to assess the performance of our Company.

(2)         Represents reported weighted average number of diluted shares outstanding for purposes of computing diluted earnings per share and adjusted diluted earnings per share for the quarters and two quarters ended June 30, 2015 and June 26, 2014.

(3)         Adjusted EBITDA (earnings adjusted for interest, taxes, depreciation and amortization expense, net loss on disposal and impairment of operating assets and other, share-based compensation expense, loss on extinguishment of debt, earnings recognized from NCM, cash distributions from NCM, cash distributions from DCIP and noncontrolling interest, net of tax and other, net) was approximately $177.3 million for the quarter ended June 30, 2015.  Prior to 2015, earnings recognized from NCM were included in Adjusted EBITDA.  However, we believe that including cash distributions of NCM in our Adjusted EBITDA measure more accurately reflects our liquidity.  Accordingly, the Adjusted EBITDA computation for all periods presented herein reflects such cash distributions received from NCM. We believe EBITDA, Adjusted EBITDA and Free Cash Flow provide useful measures of cash flows from operations for our investors because EBITDA, Adjusted EBITDA and Free Cash Flow are industry comparative measures of cash flows generated by our operations and because they are financial measures used by management to assess the liquidity of our Company.  EBITDA, Adjusted EBITDA and Free Cash Flow are not measurements of liquidity under U.S. generally accepted accounting principles and should not be considered in isolation or construed as a substitute for other operations data or cash flow data prepared in accordance with U.S. generally accepted accounting principles for purposes of analyzing our liquidity.  In addition, not all funds depicted by EBITDA, Adjusted EBITDA and Free Cash Flow are available for management’s discretionary use.  For example, a portion of such funds are subject to contractual restrictions and functional requirements to pay debt service, fund necessary capital expenditures and meet other commitments from time to time as described in more detail in the Company’s 2014 Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 2, 2015.  EBITDA, Adjusted EBITDA and Free Cash Flow, as calculated, may not be comparable to similarly titled measures reported by other companies.